UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 26, 2026
(Date of report/date of earliest event reported)

CONSUMERS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Ohio	033-79130	34-1771400
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

614 East Lincoln Way
P.O. Box 256
Minerva, Ohio 44657
(Address of principal executive offices) (Zip Code)

(330) 868-7701
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class`	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 26, 2026, Scott E. Dodds, Executive Vice President, Senior Loan Officer and a Named Executive Officer, notified Consumers Bancorp, Inc. (the Company) of his decision to leave his position, effective June 26, 2026, due to a disability. Mr. Dodds has served in this position since he joined the Company in November 2013. Mr. Dodds’ departure is not due to any disagreement with the Board of Directors of the Company, the Company or management on any matter relating to the Company’s operations, policies or practices.

In connection with his departure, Mr. Dodds will be entitled to the disability benefit as defined in the Salary Continuation Plan. Also, Mr. Dodds received a lump sum cash payment in the amount of $34,320, $10,730 advanced payout of paid time off, and the acceleration of vesting of stock awards with a grant date fair value of $24,434. No new material compensatory arrangements were entered into in connection with his departure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consumers Bancorp, Inc.

Date: June 30, 2026	By:	/s/ Ralph J. Lober
Ralph J. Lober II President & Chief Executive Officer